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                                                            Rule 424(b)(3)
                                       Registration Statement No. 333-21901

Pricing Supplement No. 51
Dated February 3, 1998

(To Prospectus dated March 25, 1997 and
Prospectus Supplement dated May 21, 1997)


                  INTERNATIONAL LEASE FINANCE CORPORATION

                              $750,000,000
                        Medium-Term Notes, Series I

Principal Amount: $20,000,000

Issue Price: $20,000,000

CUSIP: 45974VUA4

Settlement Date:        February 6, 1998

Stated Maturity (date): February 15, 2001

Interest Rate: 5.72%

Overdue Rate (if any): Not applicable

Redeemable by the Company on or after: Not applicable

Repayable at the option of the holder on: Not applicable

Optional Reset Dates: Not applicable

Extension Periods: Not applicable

Final Maturity: Not applicable

Repurchase Price (for Original Issue Discount Notes): Not applicable

Type of Note (check one):
      Book-Entry Note  _X___
      Certificated Note____

Other Provisions: